UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2020

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2020, VistaGen Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group, LLC as representative of the underwriters named therein (“the “Underwriter”), pursuant to which the Company agreed to issue and sell to the Underwriter, in an underwritten public offering (the “Public Offering”), an aggregate of 15,625,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) for a public offering price of $0.80 per Share, resulting in gross proceeds to the Company of $12,500,000. The Public Offering closed on August 5, 2020 at which time the Shares were offered and sold to the Underwriter. Copies of the press releases announcing the pricing of the Public Offering and the closing of the Public Offering are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

The Company expects to use the net proceeds from the Public Offering of approximately $11,260,000, after deducting underwriting discounts and commissions and offering expenses payable by the Company but before any exercise of the Over-Allotment Option (defined below), for the continued development of its CNS pipeline programs, and for general research and development, working capital and general corporate purposes.

Under the terms of the Underwriting Agreement, the Company granted to the Underwriter a 45-day over-allotment option (the “Over-Allotment Option”) to purchase up to an additional 2,343,750 Shares (the “Option Shares”) at a public offering price of $0.80 per share, less discounts and commissions. On August 5, 2020, the Underwriter delivered notice to the Company that it has elected to partially exercise the Over-Allotment Option with respect to an aggregate of 2,243,250 Option Shares, which, if completed, will result in additional gross proceeds to the Company of $1,794,600. The closing of the Option Shares is expected to occur on or about August 7, 2020.

The Shares were, and the Option Shares are, being sold pursuant to the Company’s effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on September 30, 2019, and declared effective on October 7, 2019 (File No. 333-234025). A prospectus supplement relating to the Public Offering, including the Over-Allotment Option, was filed with the SEC on August 5, 2020.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Disclosure Law Group, a Professional Corporation, relating to the Shares and the Option Shares is attached hereto as Exhibit 5.1.

Item 8.01 Other Events.

Receipt of $5,000,000 Upfront License Payment from EverInsight

On August 3, 2020, the Company received a $5,000,000 non-dilutive upfront license payment from EverInsight Therapeutics Inc. (“EverInsight”), the Company's strategic partner focusing on development and commercialization of PH94B, the Company's investigative rapid-onset neurosteroid nasal spray for treatment of anxiety-related disorders, in multiple key markets in Asia, pursuant to the terms and conditions of the Company’s license and collaboration agreement with EverInsight, entered into on June 24, 2020 (the “EverInsight Agreement”). Additional disclosure regarding the EverInsight Agreement is available in the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2020. A copy of the Company’s press release regarding receipt of the upfront license payment from EverInsight is attached to this Current Report on Form 8-K as Exhibit 99.3.

Compliance with Nasdaq Continued Listing Requirements

On August 3, 2020, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) indicating that the Staff has determined that the Company is now in compliance with the market value of listed securities standard set forth in Nasdaq Listing Rule 5550(b)(2).

The Company must satisfy the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2), pursuant to which the closing bid price of the Company’s Common Stock must be at least $1.00 per share or greater for at least 10 consecutive trading days (the “Bid Price Rule”), by October 12, 2020 to regain full compliance with Nasdaq’s continued listing standards. If the Company does not regain compliance with the Bid Price Rule by October 12, 2020, Nasdaq may grant an additional 180 day period to regain compliance, so long as the Company meets the remaining Nasdaq Capital Market continued listing requirements and notifies Nasdaq in writing of its intention to cure the deficiency during the second compliance period. However, there can be no assurance that, if necessary on October 12, 2020, Nasdaq will grant us the second 180-day compliance period to regain. If we do not qualify for the second 180-day compliance period, or, if granted, we fail to regain compliance during the second 180-day period, then Nasdaq will notify us of its determination to delist our common stock, at which point we would then have an opportunity to appeal the delisting determination to a hearings panel.

No assurance can be given that the Company will meet applicable Nasdaq continued listing standards. Failure to meet applicable Nasdaq continued listing standards could result in a delisting of the Company’s common stock, which could materially reduce the liquidity of its common stock and result in a corresponding material reduction in the price of its common stock. In addition, delisting could harm the Company’s ability to raise capital through alternative financing sources on terms acceptable to it, or at all, and may result in the inability to advance its drug development programs, potential loss of confidence by investors and employees, and fewer business development opportunities.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the partial exercise of the Over-Allotment Option and the amount of proceeds expected from such exercise. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing of the partial exercise of the Over-Allotment Option on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this report. The Company does not intend to revise or update any forward-looking statement in this report to reflect events or circumstances arising after the date hereof, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 2, 2020, by and between VistaGen Therapeutics, Inc. and Maxim Group LLC
5.1	Opinion of Disclosure Law Group, a Professional Corporation
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
99.1	Press Release issued by VistaGen Therapeutics, Inc. to announce pricing of the Public Offering, dated August 2, 2020.
99.2	Press Release issued by VistaGen Therapeutics, Inc. to announce the closing of the Public Offering, dated August 5, 2020.
99.3	Press Release issued by VistaGen Therapeutics, Inc. to announce receipt of the upfront license payment from EverInsight Therapeutics, Inc., dated August 3, 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: August 5, 2020	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer